Exhibit 10.47

• • Law . Tax • DATE: 11-Octobvr 2ots • DEED OF VAR I ATION OF A LEASE OF PART THIRD FLOOR, 8 FINSBURY CIRCUS, LONDON EC2 • Between • MITSUBISHI ESTATE LONDON LIMITED (as Landlord) CRA INTERNATIONAL (UK) LIMITED (as Tenant) • a nd CRA INTERNATIONAL, INC. (as Tena nt's G ua ra ntor) • • • C MS Cameron M cKenna Naba n·o Olswan g LLP Can non Place n Cann on Street Lon don EC4N 6AF T +44 20 7367 3000 F +44 20 7367 2000 crns. law • U K - 61 55354?R. I •

TABLE OF CONTENTS

1. Definitions 1
2. Interpretation 2
3. Variation 2
4. Tenant's Guarantor 4
5. General 4
6. Governing Law and Jurisdiction 5
7. Registration At the Land Registry 5

UK - 615535498.1

LAND REGISTRY

Land Registration Act 2002

DEED OF VARIATION

County and district/ London borough	:	City of London
Title numbers	:	Landlord's: NGL66474
		Tenant's: AGL437746
Property	:	Part Third Floor, 8 Finsbury Circus, London EC2

DATE 17 October 2018

PARTIES

(1) **MITSUBISHI ESTATE LONDON LIMITED** (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London, England, EC4N 6AF (the "**Landlord**");

(2) **CRA INTERNATIONAL (UK) LIMITED** (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 8 Finsbury Circus, London, United Kingdom, EC2M 7EA (the "**Tenant**"); and

(3) **CRA INTERNATIONAL, INC.** (incorporated and registered in Massachusetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 99 Bishopsgate London EC2M 3XD (the "**Tenant's Guarantor**").

RECITALS

(A) The Landlord is entitled to the reversion immediately expectant on the term created by the Lease and the Landlord's reversionary interest is registered with title number NGL66474.

(B) The unexpired residue of the term created by the Lease is vested in the Tenant who is the registered proprietor of title number AGL437746.

(C) The Landlord, the Tenant and the Tenant's Guarantor have agreed to vary the Lease as provided by this deed.

IT IS AGREED AS FOLLOWS:

1. DEFINITIONS

The following definitions apply in this deed:

"**Landlord**" means the first party to this deed and its successors in title;

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1

"**Lease**" means a lease of premises known as Part Third Floor, 8 Finsbury Circus, London EC2 (more particularly described in the Lease) made between (1) the Landlord (2) the Tenant and (3) the Tenant's Guarantor and dated 12 February 2018 and registered at the Land Registry with title number AGL437746 and any document supplemental to or varying such lease whether entered into before or after the date of this deed and including this deed;

"**Tenant**" means the second party to this deed and its successors in title;

"**Tenant's Guarantor**" means the third party to this deed.

2. INTERPRETATION

2.1 Unless otherwise expressly stated, the rules of interpretation set out in this clause 2 apply in this deed.

2.2 The headings and sub-headings in this deed are for ease of reference only and do not affect the meaning of this deed.

2.3 Obligations owed by or to more than one person are owed by or to them jointly and severally.

2.4 A reference to legislation is a reference to all:

2.4.1 directives, decisions and regulations of the Council or Commission of the European Union; and

2.4.2 Acts of Parliament; and

2.4.3 orders, regulations, consents, licences, notices and bye-laws made or granted:

(a) under any Act of Parliament; or

(b) under any directive, decision or regulation of the Council or Commission of the European Union; or

(c) by a local authority or by a court of competent jurisdiction; and

2.4.4 mandatory codes of practice issued by a statutory body,

in each case having effect in the United Kingdom (or any part of it) from time to time.

2.5 A reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality).

2.6 References to one gender include all genders and words in the singular include the plural and vice versa.

3. VARIATION

3.1 The Landlord and the Tenant agree that the Lease shall, with effect from the date of this deed be varied by:

3.2 the addition of the following definitions in clause 1 after the definition of "***Service Yard***":

*"**Staircase End Date**" means the earlier of:*

(a) the date that the Tenant assigns or determines this Lease and/or its lease of the floor of the Building directly above the Premises (save where the assignment of such leases is simultaneous and to the same party); and

(b) the expiry of the Term and/or the term granted by the Tenant's lease of the floor of the Building directly above the Premises);

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2

• "Stuircuse Works .. has the meaning ascribed to it in clause 12.3. 7;" • 3.3 The addition of the following clause as clause 4.1 .1 5 "4.1.15 the exclusil'e right to cut into and use such part of the floor slab bet ween the Premises and the floor of the Building directly ahove the Premises as may be requisite fur the purpose a/the installation, retention and use of the Staircase Works and thereafter the right to install, attach, retain, replace, remove, alter, repair, maintain, use and reinstate such Staircase Works;" • The addition of"and 4. 1.15" after "4.1.1 to 4.1.4" in dause:: 4.3. The deletion of the word "and" at the end of sub-clause 8.1 (r), the addition of the words "Rent; and" in place of the word "Rent." at the end of su b-cla use 8.1 (s) and the addi t ion of the following clause as clause 8.J(t) 3.4 3.5 • " (t) any loss o.f jloor area as a result of any Staircase Works or any other works carried out hy the Tenant." 3.6 The addition of the following clauses as cl a uses 12.3.7-1 2.3.13 • "12.3.7 The Tenant may subject to: (a) the consent of the Landlord, which shall not be unreasonably withheld or delayed; 1he provision of a structural sun·ey and detailed design statement to the Landlord; • (b) (c) (d) ohtaining all necesswy consents; obtaining the Landlord's consent to the detailed design and method sta tement ( which shall not be unrea sonably rithheld or delayed): and the provisions of the Tenani's relemnt lease of!he.floor of the Building ahove the Premises,; • (e) install o staircase to connect the Premises 10 the Fourth .floor of the Building and to mak e openings in the floor slabs bounding the Premises and rhe Fourth floor of the Building/or this pur pose (!he "Staircase Works") prm·ided that: • (f) the Sta ircase Works do not materially adversely a.ffect the efficient opemlion o f the plant and/or mechanical sen·ices and do not O l'erload the electrical serl'ices of the Building ; and the La ndlord's consent shall be subject to the requirement/hat the Tenant: • (g) (i) remm•es the Staircase Works (or the relel'ant part of the Staircase Works); reinstates the floor slabs of the Premises and any other part of the Building (including reconfiguring any mechanical and electrical sen·ices) to the extent directly C!/Jected by the Staircase Works; and makes good any physical damage caused thereby to the Building, (ii) • (iii) at the Staircase End Date. • J UK · 61 5535498.1 •

12.3.8 {f the Tenant wishes to cany out the Staircase Works it shall submit to the Landlord plans and specifications showing the proposed design of the Staircase Works and a method statement detailing how the Staircase Works will be carried out and completed. For the avoidance of doubt the Landlord shall promptly apply fur and use reasonable endeavours to procure that the La ndlord's building insurer consents in principle to the Staircase Works without delay. The Landlord shall be entitled to withhold its own consent unless and until such insurer's consent has been so obtained • 12.3.9 • 12.3.10 Before starring the Staircase Works, the Tenant shall apply for, obtain and send to the Landlord a copy of all necessary consents of any other person or competent authority in relation to the Staircase Works and obtain the Landlord's written approml o.f all such consents (such approval not to be unreasonably withheld or delayed). The Tenant shall give the Landlord at least five Business Days' notice o.f the date it intends to start the Staircase Works. rf the Tenant carries out the Staircase Works, it will do so: • 12.3.11 12.3.12 • in a good and ·workmanlike manner vvith good quality materials; to a good quality design; and (a) (b) (c) in accordance with all insurer's requirements notified to the Tenant in writing. all consents. all statutory requirements and the method st atement apprul'ed in accordance with clause 12.3.7, • and shall make good any damage call5ed to the Premises and/or the Building in so doing. if the Tenant ll'ishes to remm·e the Staircase Worh and reinstate the Premises as a result ofsuch removal at any time during the Term, the Tenant shall comply with the terms in clause 12.3.7(g) and the consent gra nted in respect of the Staircase Works in respect o_js uch remoml and reinstatement and shall make good any damage caused to the Premises and/or the Building in so doing." 12.3. 13 • and t he Lease sh a ll from the date of this deed take efiect and be read and construed accordin gly. • 3.7 The Tenant covenants with the Land lord to comply wi t h th e terms of the clause added to the L ease by this deed. 3.8 An y breach of the terms of the cla use added to t he Lease by this deed will gi ve rise to a ri ght of re-entry under the Lease. • 4. TENANT'S GUARANTOR The Tenant 's Guarantor consents to the variation of the Lease contained in this deed and t o the provisions of this deed. In consideration of the Landlord 's agreement to vary the Lease on the terms of this deed the Tenant's Gua rantor agrees t hat its obliga tions conta ined i n the Lease conti nue in full force and effect, a nd extend and appl y to the Lease as va ried by this deed a nd extend and apply to the obligat i ons of the Tenan t contai ned in this deed. • 5. 5. 1 GENERAL This deed is supplemental and collateral to the Lease. • 5.2 The Lease remains in full force and effect as varied by thi s deed. UK-615535498. 1 4 •

• 5.3 This deed will not release or lessen the liability under tht: Lt:ast: of the Tenant , the Tenant 's Guarantor or any other person whether before or after the date of this deed. • 5.4 Unless expressly stated nothing in this deed will create any rights in favour of any person pursuant to the Contracts (Rights ofThird Parties) Act 1999. GOVERNING LAW AND JURISDICTION 6. 6.1 • This deed and any dispute or claim arising out of or in connect ion with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales. 6.2 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to detennine any dispute or claim that arises out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims). • 7. REGISTRATION AT TilE LAND REGISTRY 7.1 The Tenant shall: • register this deed at the Land Registry within one month of the date of this deed; 7.1.1 7.1.2 use its best endeavours to procure that all rights gra nted or reserved by this deed are properly noted against the affected titles; 7.1.3 within one week of the registration of the deed or notice against the affected titles (as the case may be) deliver to the Landlord official copies of the registered titles. • 7.2 The Landlord shall not be liable to the Tenant for the Tenant's failure to register and/or to protect this deed or any rights granted by it. This document has bt:t:n executt:d as a deed and is delivered on the elate stated at the beginning of it. • • • • • UK - 61 5535498.1 5 •

• Execu ted as a deed by i\IITSUBISHI ESTATE LONDON LII\IITED acting by [a di rector a nd i ts secretary] [t wo directors]: • Di rector • Direc tor/Secretary • • • • • • • • UK-61553549, .1 6 •